LIBERTY FUNDS DISTRIBUTOR, INC.
                             SELLING AGREEMENT

FROM:    Liberty Funds Distributor, Inc. (Member NASD)
         One Financial Center
         Boston, MA  02111
         Attention: Dealer File Department
         Dealer File: 800 225-2365, x6550

Dear Investment Colleague:

         As dealer for our account, we offer to sell to you shares of each of the open-end investment companies for which we are the principal distributor or underwriter (the "Funds"; individually, a "Fund") listed in Schedule A (for a current Schedule A, please contact us) as defined in the Investment Company Act of 1940 (the "Act"), on the following terms:

Orders; Order Procedures

         We shall accept orders only on the terms described herein, consistent with the appropriate Fund prospectus and statement of additional information (the "Prospectus") and with our order procedures in effect from time to time. We will not accept any conditional orders, and you will not withhold placing orders received from your customers so as to profit yourself. By placing an order, you represent to us and our affiliates and to the Funds that (a) you have the authority to do so, whether or not you are the dealer of record; (b) the trade is suitable for your customer and consistent with the Prospectus; (c) the trade was placed prior to the time at which the applicable Fund values its shares; (d) you possess all back-up documentation necessary or required under applicable law related to the purchase and registration of the shares; and (e) all information you submit is accurate and complete. You agree to purchase shares of the Funds only from us or from your customers. In our sole discretion, or as we may be instructed by a Fund, we may accept or reject any order from you or your customer for shares of any Fund. You shall provide us with a taxpayer identification number for each account for which you are dealer of record. If you and we separately agree, you may submit orders to us by facsimile or by electronic technology in accordance with current industry standards.

Payment for Shares; Registration

         You will pay us for Fund shares as required by Rule 15c6-1 under the Securities Exchange Act of 1934 (the "Exchange Act") or as instructed in our confirmation to you. For purchase, exchange or redemption orders you place with us by wire order, telephone (whether manual or automated), via Internet technology, or via the Fund/SERV program and Retirement Assets Transfer Service of the National Securities Clearing Corporation ("NSCC"), you will provide us appropriate instructions and all necessary account and tax identification information. We may delay registration of shares until we receive timely payment or sufficient information. Unless you instruct us otherwise by the settlement date, we may place orders that we accept in an open account registered in your name. If we do not receive timely payment, instructions or information, we may cancel the sale or, at our option, sell the shares back to the Funds. If we do not receive timely payment, information or instructions, or if you do not promptly correct errors in our confirmation, you are responsible to, and agree to indemnify us, the Fund, and the Fund's transfer agent (the "Agent") for any directly related loss, cost, damage or expense, including loss of profit, commissions, and reasonable attorneys' fees and expenses (including the reasonable costs of in-house counsel). For purchase orders placed through the National Securities Clearing Corporation's Fund/SERV system ("Fund-SERV") or the Retirement Assets Transfer Service of NSCC, you will retain in your files all applications and other documents and provide us with the original or copies of such documents upon request.

Suitability and Multiple Classes of Shares

         A Fund may offer more than one class of shares as permitted by its Prospectus; please refer to the Prospectus for availability and details. Purchases of a class of shares shall be subject to our compliance standards. You are responsible for determining whether a Fund's shares, and which class of that Fund's shares, is a suitable investment for your client. With each purchase, you represent and warrant such suitability to us. Investors affiliated with us and with you (and their families) have special purchase rights. You shall notify us within 30 days of any changes in the status of investors affiliated with you.

Sales to the Public; Redemptions; Exchanges

         (a) In selling Fund shares to the public you shall act as principal for your own account, not as agent for a Fund or for us. You shall also act as principal in all purchases of Fund shares directly from us by a shareholder for whom you are the dealer of record, and you appoint the Agent to confirm (with a copy to you) such purchases on your behalf except that the Agent's confirmation on your behalf shall not include any disclosure required by Rule 10b-10(a)(9) under the Exchange Act.

         (b) You shall sell shares only (i) to your customers at the applicable public offering price described in the Prospectus and (ii) to the Agent as agent for the Fund at the applicable redemption price (net asset value). If you act as principal in purchasing shares for redemption, you shall pay your customer the amount you receive from the Agent. Our affiliates and we are not liable for any payments you make to your customer prior to your receipt of amounts from the Agent.

         (c) For Fund shares redeemed within seven business days after purchase, you shall promptly notify us and refund to us the dealer discount (which shall be paid to the Fund, together with any portion of the sales charge that we may retain), and any other commission and other compensation you receive on such Fund shares. If you comply with this notice and refund requirement, and timely provide us with appropriate documentation, we shall not charge your customer a contingent deferred sales charge on shares redeemed within seven business days after purchase.

         (d) You agree to notify us of all "as of" trades. We agree to honor such trades without loss to you if such trades are validly entered through Fund/SERV, but not properly executed because of any systems limitation or failure, provided you furnish purchase and redemption amounts to the Fund no later than 10:00 a.m., Boston time, on the following business day. You may be liable for all other types of trades processed on an "as of" basis.

         (e) You are responsible to the Fund, us and the Agent for any loss, cost, damage or expense (including reasonable attorneys' fees and expenses, which may include the reasonable expenses of in-house counsel) arising from our or their reliance upon your instructions.

Compensation

         (a) You shall receive for the sale of Fund shares the compensation described in the Prospectus. You will receive no compensation for reinvestments in a Fund under a reinvestment privilege described in a Prospectus. We will keep all contingent deferred sales charges (CDSC) unless we elect, in our sole discretion, to waive them. Should we elect to waive a CDSC, we may require you to reimburse us for compensation we have previously paid.

         (b) To the extent you provide shareholder services to your customers that are consistent with a Fund's then applicable shareholder services plan, you may be eligible to receive service fees as described in the Prospectus of that Fund. The current shareholder services plan requires you to promote the sale of shares and the retention of assets and to furnish continuing service and assistance to Fund shareholders, for which service fees may be paid to you. We shall pay you any applicable service fees quarterly on Fund shares for which you are the named dealer on the records of the Agent as of the time such service fees are determined. We will not pay:

         (i) Quarterly fees for any customer's account amounting to less than $1.00;
        (ii) Aggregate fees (excluding fees not paid under the preceding sentence) amounting to less than $25.00 for all your customers' accounts for all Funds for any quarter.

         We generally pay distribution and service fees by the 20th of the month following the close of each quarter. Our liability to you for the payment of a distribution or service fee related to a Fund for any period is limited solely to the proceeds of that Fund's distribution or service fee actually received by us for such period. We may stop paying distribution and service fees for any Fund at any time without notice to you. Each Fund reserves the right to establish and change minimum asset amounts at the representative level and dealer level as conditions for its obligation to pay service fees.

         (c) You may qualify for sales incentives we offer from time to time related to sales of shares of certain Funds. You may be an underwriter subject to the Securities Act of 1933 if you receive the entire charge set forth in a Prospectus on any sale of shares of a Fund. We may also offer other special sales incentives to firms with which we have executed an Agreement. Consult us for details.

Authorized Statements

         No person is authorized to make any statement concerning a Fund or its shares except those contained in the appropriate Prospectus and in sales literature issued by us. We shall furnish Prospectuses and sales literature upon request. You shall not allow unauthorized statements or information we designate "for broker use only" to be used with the public. You shall deliver to us for prior approval any Fund sales literature prepared by you for use with the public. You shall also deliver a current Fund Prospectus to your customer in accordance with applicable law.

Warranties; Indemnification We represent and warrant that:

         (a) the Prospectus of each Fund and all sales literature we issue for distribution to the public will comply with all applicable state and Federal laws, rules and regulations.

         (b) each Prospectus and all sales literature we issue will not by statement or omission be misleading; and

         (c) you may legally sell shares of each Fund in every United States jurisdiction unless we otherwise notify you.

         We will indemnify you and agree to hold you harmless against all loss, cost, damage or expense (including reasonable attorneys fees and expenses) incurred by you as a result of our breach of the foregoing representations and warranties if you notify us promptly after receipt of a notice of claim or of the commencement of any action against you for which you may seek indemnity. We may participate at our own expense in the defense of such action, or we may assume the defense of such action with counsel satisfactory to you chosen by us. If we elect to assume the defense, you may retain additional counsel at your option for which you shall pay the fees and expenses.

         You indemnify and agree to hold the Funds, us, the Agent, and our other affiliates harmless against all loss, cost, damage or expense (including reasonable attorneys' fees and expenses, including the reasonable expenses of in-house counsel) incurred as a result of your breach of any term of this Agreement or of any representations and warranties you make in this Agreement. This Paragraph shall survive termination of this Agreement.

NASD; Applicable Laws and Regulations You represent that either:

     (a) You are a member in good standing of the National Association of Securities Dealers, Inc. ("NASD"); or

     (b) You are either (i) a "bank" as defined in Section 3(a)(6) of the Exchange Act or (ii) a "bank holding company" as such term is defined in the Bank Holding Company Act of 1956, as amended (the "Bank Holding Company Act"), and in either case:

              (x) that you are duly organized, validly existing and in good standing under the laws of the jurisdiction in which you are organized;
              (y) that you have obtained all authorizations (if any) required for your lawful execution of this Agreement and your performance hereunder, and that upon execution and delivery by you, and assuming due and valid execution and delivery by us, this Agreement will constitute a valid and binding agreement, enforceable against you in accordance with its terms.

         If you are a "bank holding company" as such term is defined in the Bank Holding Company Act, you shall prepare an exhibit to be attached hereto setting forth the names and addresses of the "banks" on whose behalf you are authorized to execute this Agreement.

         (c) You agree to give written notice to us within 30 days of any change in your NASD membership status or if you shall cease to be a "bank" as such term is defined in Section 3(a)(6) of the Exchange Act or a "bank holding company" as such term is defined in the Bank Holding Company Act.

         (d) In conducting all business under this Agreement, you and we shall abide by the rules and regulations of the NASD and all applicable state and Federal laws, rules and regulations, including without limitation any requirement that your customers authorize you in writing to receive service fees or that you disclose to your customers that you are receiving service fees.

         If you are a "bank" or "bank holding company" you further agree to comply with the rules of all regulators having jurisdiction over you, including the "Interagency Statement" dated February 15, 1994, as amended, governing the sale of nondeposit products on the premises of financial institutions.

Tax Reporting and Withholding

         You shall provide us with all necessary information for us to comply promptly with all applicable requirements of federal, state and local tax authorities, including backup and nonresident alien withholding requirements,
for  all  of  your  customer   accounts.   You   represent   that  all  taxpayer
identification numbers you provide are certified, and that you will not establish an account without providing us a certified taxpayer identification number unless otherwise permitted by law. You agree to perform all federal, state and local tax reporting for purchases redemptions and exchanges of shares through Fund/SERV.

Book Share Indemnity

         You have requested that the Agent effect the redemption of shares of the Funds not represented by share certificates ("Book-Entry Shares") for your customers at your direction without the delivery of a properly executed and guaranteed stock power. You hereby agree to indemnify and hold harmless us, the Agent, and any Fund whose Book-Entry Shares are so redeemed for all loss, cost, claims, damage and expense, including reasonable attorneys' fees, that may arise, directly or indirectly, from the redemption of such Fund's Book-Entry
Shares pursuant to your direction and authorization. This indemnification includes but is not limited to any claim, demand or cause of action that has been or may in the future be asserted in respect of redemptions of Book-Entry Shares pursuant to your direction and authorization, and shall not be exclusive or in derogation of any other rights to which we, the Agent, or any Fund shall be entitled under applicable law or pursuant to any agreement.

         This agreement shall apply only to wire order redemptions, which the Agent reasonably believes have been given to it by authorized persons with your firm and which you originate through Fund/SERV or place directly with the Agent. The Agent will settle all such redemptions after you furnish appropriate instructions. By submitting each redemption request, you represent that such redemption has been properly authorized by the redeeming shareholder.

         Your indemnification shall not apply to any loss or expense, including attorney's fees, occasioned by a failure of the Agent or any Fund to comply with any properly transmitted instructions authorizing the redemption of Book-Entry Shares or the settlement of any such redemption, or any negligent act or omission of the Agent or a Fund, their employees or agents, in effecting any such redemption or settlement thereof.

         If  you  or  we  terminate   this   Agreement   for  any  reason,   the
indemnification provisions in this section shall remain effective as to redemptions placed prior to such termination pursuant to this section.

Termination and Amendment

         (a) This Agreement shall terminate automatically if you cease to be a NASD member or a "bank" or "bank holding company" as defined above.

         (b) You or we may terminate this Agreement at any time on ten days' written notice.

         (c) We may amend this Agreement at any time by notice to you. The first order you place with us after you receive notice of an amendment from us will constitute your acceptance of the amendment.

Miscellaneous

         (a) You represent and warrant to us that all authorizations (if any) required for your lawful execution of this Agreement and your performance hereunder have been obtained; and upon execution and delivery by you, and assuming due and valid execution and delivery by us, this Agreement will constitute a valid and binding agreement, enforceable against you in accordance with its terms.

         (b) All communications between us shall be transmitted pursuant to our then-current procedures. You must send communications to us to the address set forth below or such other address as we may specify in writing to you. We shall send communications to you to the address set forth below or such other address as you may specify in writing to us. Communications shall be effective when posted prepaid by United States mail or upon receipt following delivery by other means.

         (c) This Agreement replaces all prior selling agreements between us and shall be effective when (i) we receive a signed copy from you, or
             (ii) we accept the first order for Shares that you place after receiving this Agreement, whichever occurs first.

         (d) This Agreement is not assignable, except that we may transfer it to any successor distributor or principal underwriter of the Funds.

         (e) This Agreement shall be construed under Massachusetts law, other than provisions relating to conflict of laws.

LIBERTY FUNDS DISTRIBUTOR, INC.

By       [facsimile signature]
         James M. Tambone
         Chief Executive Officer

Please execute this Agreement below and return it to us at the address set forth above; however, we shall consider that you have accepted this Agreement by placing an order with us for shares of any Fund after you have received a copy of this Agreement.


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